UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2007

SYBASE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16493	94-2951005
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 236-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 1.01 Entry Into a Material Definitive Agreement.
On December 18, 2007 Sybase, Inc. (the “Company”) entered into a Second Amended and Restated Employment Agreement and Amended and Restated Change of Control Agreement with Mr. John Chen, the Company’s Chairman, Chief Executive Officer and President. As described below, the Company also intends to enter into amended and restated change of control agreements with certain executive officers.
Mr. Chen’s Employment Agreement was amended and restated primarily to incorporate certain changes made as a result of the adoption of Internal Revenue Code Section 409A.
Mr. Chen’s Amended and Restated Change of Control Agreement was also amended and restated primarily to incorporate certain changes made as a result of the adoption of Internal Revenue Code Section 409A. The Company intends to make similar amendments to the change of control agreements the Company has entered into with other executive officers.
Mr. Chen’s Second Amended and Restated Employment Agreement and Amended and Restated Change of Control Agreement are filed as Exhibits 99.1 and 99.2 to this report. The Company’s revised form of Amended and Restated Change of Control Agreement (standard version) is filed as Exhibit 99.3 to this report. The Company’s revised form of Amended and Restated Change of Control Agreement (enhanced version) is filed as Exhibit 99.4 to this report.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	Second Amended and Restated Employment Agreement with John Chen, dated December 18, 2007

99.2	Amended and Restated Change of Control Agreement with John Chen, dated December 18, 2007

99.3	Form of Amended and Restated Change of Control Agreement (standard version)

99.4	Form of Amended and Restated Change of Control Agreement (enhanced version)

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.
Date: December 19, 2007	By:	/s/ Daniel R. Carl
		Name:	Daniel R. Carl
		Title:	Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Second Amended and Restated Employment Agreement with John Chen, dated December 18, 2007

99.2	Amended and Restated Change of Control Agreement with John Chen, dated December 18, 2007

99.3	Form of Amended and Restated Change of Control Agreement (standard version)

99.4	Form of Amended and Restated Change of Control Agreement (enhanced version)